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                                                                    EXHIBIT 10.4



                          CORAM HEALTHCARE LITIGATION

                          MEMORANDUM OF UNDERSTANDING


            All parties to In re Coram Healthcare Corp. Securities Litigation, Master File No. 95-N-2074 ("the Class Action") and Shevde v. Sweeney et al., Civil Action No. 96-N-722 ("the Derivative Action"), now pending in the United States District Court for the District of Colorado, have agreed to settle the Class Action and the Derivative Action on the following terms and conditions, and subject to approval by the Court:

            1. All claims which were or could have been asserted in the Derivative Action will be fully released and settled in consideration of (1) payment of $1,000,000 to Coram by the D&O insurers on behalf of the defendant directors and officers, (2) adoption by Coram's Board of Directors of an appropriate disclosure policy, the details of which will be negotiated in the definitive settlement agreement, (3) appointment by Coram's management of a Disclosure Officer, and (4) the defendant directors' and officers' cash contribution to the class action settlement, as set forth in Paragraph 2 below. Derivative plaintiffs' counsel may apply to the Court for an award of attorneys fees and expenses in an amount not to exceed $300,000, to be paid by Coram.

            2. All claims which were or could have been asserted in the Class Action will be fully released and settled in consideration of (1) payment of $21,500,000 by the D&O insurers
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on behalf of the Director and Officer Defendants, (2) payment by Coram of the additional sum of $700,000, and (3) issuance of 5 million shares of common stock which are to be unrestricted and freely tradeable and approved by the Court pursuant to Section 3(a)(10) of the Securities Act of 1933. The cash will be deposited into an interest-bearing escrow account no later than August 15, 1996. If the cash, or any part of it, is not deposited by August 15, 1996, interest (at prime rate) will commence accruing on any undeposited amount. If the total amount is not deposited by August 31, 1996, plaintiffs shall have the right to terminate the settlement.

            3. Any appreciation in the value of Coram common stock from the date of this agreement is to accrue to the benefit of plaintiffs and the plaintiff class and shall not affect the number of shares to be issued, nor shall any depreciation in the value of Coram common stock from the date of this agreement affect the number of shares to be issued.

            4. All proceedings are to be stayed immediately. If for any reason this settlement is not consummated, all deadlines are to be reset so that neither side is prejudiced with respect to any rights they had as of June 26, 1996 and the actions shall revert to their status as of June 26, 1996.

            5. If, during the twenty trading days immediately preceding final approval of the settlement, the average value of Coram's stock falls below $2.50, Plaintiffs' Co-Lead Counsel shall have the right to terminate the settlement. The average





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value of Coram's stock for these purposes shall be determined by averaging the closing price on the twenty days immediately preceding the final settlement hearing.

            6. Defendants may cancel the settlement if ten percent or more of the class members, as measured by the total number of their share holdings, opt-out of the settlement.

            7. If Coram voluntarily commences, or is involuntarily put into, any bankruptcy proceeding prior to the effective date of the settlement, or if at any time prior to the final approval of the settlement Coram shall be more than thirty days delinquent in paying interest or principal on its Senior Credit Facility, plaintiffs may terminate the settlement.

            8. If Coram voluntarily commences, or is involuntarily put into, any bankruptcy proceeding within ninety days of the date in which funds are deposited into the escrow account by National Union and Admiral, either National Union or Admiral may terminate the settlement.

            9. The parties shall request that the final settlement hearing be held on or after November 15, 1996.

            10. Plaintiffs will provide Admiral and National Union with at least 20 days notice of a motion seeking the Court's final authorization to distribute funds to the members of the Class if the motion to distribute funds to class members is made within 120 days of the final settlement hearing.

            11. Class Plaintiffs' Co-Lead Counsel and their law firms, Milberg Weiss Bershad Hynes & Lerach LLP and Abbey &





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Ellis, will use their best efforts to facilitate the negotiation and consummation of a mutually acceptable resolution of all pending T2nd power litigation by the repricing of previously-issued warrants involved in that litigation at a level acceptable to both sides and an extension of the date by which the warrants could be exercised. No further consideration would be included. Although Plaintiffs' Co-Lead Counsel must use their best efforts to consummate a resolution, settlement of the T2nd power litigation is not a condition to the settlement of this action nor shall any negotiations in the T2nd power action affect the timing or scheduling of any events necessary to consummate the settlement of this action.

            12. Attorneys' fees and costs awarded to plaintiffs shall, with the Court's approval, be paid to plaintiffs' counsel out of the settlement fund immediately upon award, subject to the obligation of plaintiffs' counsel to repay any amount they receive for attorneys' fees and costs in excess of the amounts finally approved (including the final resolution of any objection, appeal, remand or collateral attack), with accrued interest.

            13. All costs of class notice and administration of the settlement shall be paid out of the settlement fund. The costs of notice and administration shall not be subject to recapture or repayment by the defendants in the event final approval is not ordered by the Court or if final approval of the settlement is overturned on appeal.





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            14.   This is not a claims-made settlement and, if all conditions under the agreement are satisfied and the settlement receives final approval, no portion of the settlement fund will be returned to any defendant.

            15. In consideration of the payment of the consideration here described, plaintiffs will dismiss with prejudice all claims pending in the actions against all defendants and will agree to release all claims in the actions against all defendants and their related parties as agreed upon by counsel for the parties.

            16. The parties will memorialize this settlement in a Stipulation of Settlement, and will jointly seek the Court's preliminary approval of the settlement and approval of notice as soon as possible.

            17. Coram shall not be responsible for repurchasing any "odd lots" from original distributees at market prices.

            18. While retaining their right to deny liability, defendants will agree that, based upon the publicly available information at the time, the litigation was filed in good faith and with an adequate basis in fact, was not frivolous and is being settled voluntarily by the defendants after consultation with experienced legal counsel. The settling parties agree that the litigation was resolved in good faith following substantial discovery and arm's length bargaining.

            19. This settlement agreement and the obligation to fund the settlement, as set forth above, are expressly





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conditioned upon the approval and participation by Coram's directors and officers liability insurance carriers. Plaintiffs' acknowledge that defendants have expressly represented that such approval has not been obtained and that this settlement in principle cannot be consummated without prior insurer consent.


August 5, 1996                          DYER, DONNELLY & LILLEY


                                        By:
                                           -----------------------------------
                                           Robert J. Dyer III
                                           F. James Donnelly
                                           Charles W. Lilley
                                        825 Logan Street
                                        Denver, CO  80203-3114
                                        (303) 861-3003

                                                      -and-

August 5, 1996                          BADER & VILLANUEVA, P.C.


                                        By:
                                           -----------------------------------
                                           Gerald L. Bader, Jr.
                                           Jeffrey M. Villanueva
                                        1660 Wynkoop Street
                                        Suite 1100
                                        Denver, CO  80202-1160
                                        (303) 534-1700

                                        Co-Liaison Counsel For Plaintiffs



August 5, 1996                          MILBERG WEISS BERSHAD HYNES
                                         & LERACH LLP


                                        By:
                                           -----------------------------------
                                           Robert P. Sugarman
                                           James P. Bonner
                                        One Pennsylvania Plaza
                                        New York, New York  10119
                                        (212) 594-5300





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                                                     -and-


August 5, 1996                          ABBEY & ELLIS


                                        By:
                                           -----------------------------------
                                           Arthur Abbey
                                           Lee Squitieri
                                        212 East 39th Street
                                        New York, New York  10016
                                        (212) 889-3700

                                        Co-Lead Counsel for Plaintiffs



August 5, 1996                          VINTON NISSLER ALLEN &
                                         VELLONE, P.C.


                                        By:
                                           -----------------------------------
                                           Robert M. Vinton
                                           Patrick D. Vellone
                                           Curtis L. Clay
                                        1600 Stout Street, Suite 1100
                                        Denver, CO  80202
                                        (303) 534-4499


August 5, 1996                          COHEN, MILSTEIN, HAUSFELD
                                         & TOLL


                                        By:
                                           -----------------------------------
                                           Steven J. Toll
                                           Andrew N. Friedman
                                           Michael J. Flannery
                                        1100 New York Avenue, N.W.
                                        Suite 500 - West Tower
                                        Washington, D.C.  20005
                                        (202) 408-4600

                                        Attorneys for Derivative
                                         Plaintiff Nirmala Shevde





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August 5, 1996                          BROBECK, PHLEGER & HARRISON LLP


                                        By:
                                           -----------------------------------
                                           Tower C. Snow, Jr.
                                           David M. Furbush
                                           Michael D. Torpey
                                        Spear Street Tower
                                        One Market
                                        San Francisco, CA  94105
                                        (415) 442-0900

                                        Counsel for Defendants



August 5, 1996                          IRELAND, STAPLETON, PRYOR &
                                           PASCOE, P.C.


                                        By:
                                           -----------------------------------
                                           Tucker K. Trautman
                                        1675 Broadway, Suite 2600
                                        Spear Street Tower
                                        Denver, CO  80202
                                        (303) 623-2700

                                        Counsel for Defendants





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